Exhibit 10.2

AMENDMENT NO. 1 TO

EXCLUSIVE LICENSE AGREEMENT

BETWEEN

UNIVERSITY OF LOUISVILLE RESEARCH FOUNDATION, INC.

AND

STEM CELL TECHNOLOGIES, INC.

This Amendment No. 1 (the “Amendment”) is entered into this 27th day of February 2009 to that exclusive license agreement (the "Original Agreement") entered into the 12th day of November 2007 by and between the University of Louisville Research Foundation, Inc.  ("ULRF"), a Kentucky 501 (c) 3 non-profit corporation having an office at Med Center Three, 201 E. Jefferson Street, Suite 215, Louisville, KY 40202 as the agent of the University of Louisville ( “UofL”) and Stem Cell Technologies, Inc. (“LICENSEE”), a Florida corporation and wholly-owned subsidiary of NeoStem, Inc., a Delaware corporation, each with its principal place of business located at 420 Lexington Avenue, Suite 450, New York, New York  10021.

RECITALS

WHEREAS, ULRF and Licensee entered into the Original Agreement whereby Licensee licensed the rights to the Licensed Technology for the commercial development, use and sale of the Licensed Technology.

WHEREAS, ULRF and Licensee after discussion desire to amend certain terms of the Original Agreement as hereinafter described;

WHEREAS, in consideration of the mutual promises contained herein and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged.

NOW, THEREFORE, ULRF and LICENSEE hereby agree as follows:

1.	Section 5.1 of the Original Agreement is hereby amended to read in its entirety as follows:

“5.1  License Issue Fee.  LICENSEE shall pay to ULRF a non-creditable, non-refundable License Issue Fee of  forty six thousand dollars ($46,000).  Said License Issue Fee shall be payable no later than five (5) business days after the full execution of this Amendment.”

2.	Section 6.1.2.2 of the Original Agreement is hereby amended to read in its entirety as follows:

“6.1.2 .2 Prepayment of Future Patent Office Expenses.  No later than five (5) business days after the full execution of this Amendment, Licensee shall pay a non-refundable twenty thousand dollars ($20,000), which shall be creditable against the first twenty thousand ($20,000) of patent expenses incurred after the Effective Date of this Agreement.”

3.	“Section 3.3 – Development Plan” shall be amended to read in its entirety as follows:

3.3          Development Plan.  Upon execution of this Agreement, LICENSEE shall submit an initial Development Plan outlining work to be completed during the first two and one-half (2.5) years of the Research Period (as defined in the Sponsored Research Agreement described in Section 3.6 herein), which shall also serve as the research plan of the Sponsored Research Agreement.  No later than December 31, 2010, LICENSEE shall provide ULRF with a list of its desired, specific fields of use of the Licensed Technology and the definition of Field of Use set forth in 1.1.3 shall be deemed amended accordingly. No later than June 30, 2011, LICENSEE will provide ULRF with a draft Development Plan written in the format set forth in Exhibit D for each specific field of use of the Licensed Technology included on the aforementioned list, satisfactory to ULRF, in its reasonable discretion and describing the steps it intends to take which it believes in good faith will result in allowing the inventions of the Licensed Patents to be utilized to provide Licensed Products for sale in the commercial market, which shall further include those steps taken, or to be taken, by Affiliates and sublicensees, as it may have been advised by Affiliates and sublicensees.  For each specified field of use included on the aforementioned list for which ULRF does not receive a timely Development Plan from LICENSEE satisfactory to ULRF in its reasonable discretion, ULRF may withdraw that field of use from this Agreement the definition of Field of Use in 1.1.3 shall again be deemed amended to reflect the narrowed fields of use and ULRF may license such use to a third party, subject to prior notice to Licensee and an opportunity to cure as set forth in Section 12.1.1.1.   For each new field of use desired by LICENSEE but not included on the list submitted to ULRF by LICENSEE, LICENSEE may request the addition of the new field(s) of use and its corresponding Development Plan to this Agreement in accordance with Section 13.3 of this Agreement.

Except as set forth herein, the Original Agreement shall remain unchanged.  Initially capitalized terms not otherwise described herein shall have the meaning set forth in the Original Agreement.

THEREFORE, the parties have executed this Agreement in duplicate originals by their duly authorized officers or representatives.

UNIVERSITY OF LOUISVILLE RESEARCH FOUNDATION, INC. /s/ James R. Zanewicz James R. Zanewicz, Director Date 3/4/09	Stem Cell Technologies Inc. /s/ Robin Smith Robin Smith, President Date 2/28/2009